EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. {section} 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Goliath Film and Media Holdings (the “Company”) on Form 10-Q for the quarter ending January 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Ballard, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. {section} 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 11, 2015

By:	/s/ John Ballard
John Ballard
Chief Financial Officer
(Principal Financial Officer)